August 12, 2013

EDI Financial, Inc.

12221 Merit Drive, Suite 1020

Dallas, TX 75251

Ladies and Gentlemen:

We refer to the Placement Agreement dated June 25, 2013 (the “Placement Agreement”), between EDI Financial, Inc. (“EDI”) and Neurotrope BioScience, Inc. (“Neurotrope”) in connection with a private placement offering and related transactions described therein. The parties desire to amend the Placement Agreement as set forth herein.

The Placement Agreement is hereby amended as follows. Capitalized terms used herein without definition have the meanings ascribed to them in the Placement Agreement.

Item	Description

4. Compensation and Expenses

The first sentence of Section 4(a) shall be replaced in its entirety with the following:

The Placement Agent will be paid a total cash commission of 10% of funds raised from investors introduced by them and will receive (a) on the first $5,595,733 of total gross proceeds, (i) warrants exercisable for a period of ten (10) years from the date of issuance, to purchase a number of shares of Common Stock equal to 7.5% of the number of shares of Series A Preferred Stock sold to investors introduced by them, with a per share exercise price of $0.01, and (ii) warrants exercisable for a period of ten (10) years from the date of issuance, to purchase a number of shares of Series A Preferred Stock equal to 2.5% of the number of shares of Series A Preferred Stock sold to investors introduced by them, with a per share exercise price of $1.00, and (b) on total gross proceeds in excess of $5,595,733, warrants exercisable for a period of ten (10) years from the date of issuance, to purchase a number of shares of Series A Preferred Stock equal to 10% of the number of shares of Series A Preferred Stock sold to investors introduced by them, with an exercise price of $1.00 per share.

Neurotrope	Hannah Rose

Except as set forth herein, the Placement Agreement is otherwise hereby ratified and confirmed and remains in full force and effect in accordance with its terms. If the foregoing correctly sets forth your understanding, please evidence your agreement by executing a copy of this letter in the space set forth below.

NEUROTROPE BIOSCIENCE, INC.

By:	/s/ Jim New
	Name:	Jim New
	Title:	CEO

AGREED TO AND ACCEPTED:

As of the 12th day of August, 2013

EDI FINANCIAL, INC.

By:	/s/ James Hintz
	Name:	James Hintz
	Title:	Principal